UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

Liberty Tax Credit Plus III L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-24656	13-3491408
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced in its Current Report on Form 8-K (the “Original Report”) filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2007 (which is amended and supplemented by this Current Report), Liberty Tax Credit Plus III L.P. (the “Company”) received notice on June 14, 2007 from its independent accountants, Trien Rosenberg Rosenberg Weinberg Ciullo & Fazzari LLP (“Trien”), that the financial statements of Citrus Meadows Apartments, Ltd., a subsidiary of the Company (the “Subsidiary Partnership”), had been retrospectively restated to reflect a correction of an error relating to the terms of a land loan promissory  note.  As a result of such restatement, Trien advised the Company that its previously issued audit reports dated June 22, 2006 and June 15, 2005 on the Company’s underlying financial statements for the fiscal years ended March 31, 2006 and March 31, 2005 could no longer be relied upon.  The Company subsequently included the corrected Subsidiary Partnership financial statements in its Form 10-K for the fiscal year ended March 31, 2007, which was filed with the Commission on June 29, 2007.

A copy of a letter from Trien indicating its agreement with the Company’s statements set forth in the Original Report is attached to this Current Report as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

99.1           Letter from Trien Rosenberg Rosenberg Weinberg Ciullo & Fazzari LLP, dated July 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX CREDIT PLUS III L.P.

By: Related Credit Properties III L.P., a
General Partner

By: Related Credit Properties Inc., its
General Partner

Date: July, 12, 2007	By: /s/ Glenn F. Hopps
Glenn F. Hopps
Treasurer

By: Liberty GP III Inc., a General Partner

Date: July 12, 2007	By: /s/ Glenn F. Hopps
Glenn F. Hopps
Treasurer